UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

LOOPNET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 16, 2007

Dear LoopNet Stockholder:

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of LoopNet, Inc. to be held on Wednesday, May 23, 2007 at 185 Berry Street, Lobby 2, Room 100, San Francisco, California 94107.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the 2007 Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy or in person at the annual meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in LoopNet. We look forward to seeing you at our annual meeting.

Sincerely,

Richard J. Boyle, Jr.
President, Chief Executive Officer,
and Chairman of the Board of Directors

San Francisco, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). You may also submit your proxy via the Internet or telephone as specified in the accompanying Internet and telephone voting instructions. Your participation will help to ensure the presence of a quorum at the meeting and save LoopNet the extra expense associated with additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, May 23, 2007
TIME	10:00 a.m., Pacific Daylight Time
PLACE	185 Berry Street, Lobby 2, Room 100 San Francisco, CA 94107
ITEMS OF BUSINESS	1. To elect two Class 1 Directors to serve on the Board of Directors, each to serve until the 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified.
2. To ratify Ernst & Young LLP as our independent registered public accounting firm for 2007.
3. To approve the material terms of the 2006 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.
4. To consider any other business as may properly come before the 2007 Annual Meeting or at any adjournment or postponement of the annual meeting.
RECORD DATE	You are entitled to vote at the 2007 Annual Meeting if you were a stockholder of record at the close of business on Monday, April 2, 2007.
ANNUAL REPORT	Our 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the 2007 Annual Meeting in accordance with your instructions. For specific instructions on voting, including instructions on how to vote by the Internet or telephone, please refer to the instructions on the proxy card.

April 16, 2007	By Order of the Board of Directors,
Brent Stumme
Chief Financial Officer, Senior Vice
President, Finance and Administration and Secretary

This notice of annual meeting of stockholders and proxy statement and accompanying proxy card are being distributed on or about April 17, 2007.

-i-

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2007 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of LoopNet, Inc., a Delaware corporation (“LoopNet” or the “Company”), is providing these proxy materials for you in connection with LoopNet’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 10:00 a.m. Pacific Daylight Time on Wednesday, May 23, 2007. You are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information.

Q:	What am I voting on?

A:	We are asking you to vote on the following items:

(1) The election of two directors to serve for a three-year term;

(2) The ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for 2007; and

(3) The approval of the material terms of the 2006 Equity Incentive Plan for the purposes of Section 162(m) of the Internal Revenue Code.

Q:	What are the voting recommendations?

A:	The Board recommends a vote FOR the election of each of the Director nominees, FOR the ratification the appointment of Ernst & Young LLP as the Company’s independent registered public accountant and FOR the approval of the material terms of the 2006 Equity Incentive Plan for the purposes of Section 162(m) of the Internal Revenue Code.

Q:	Who can vote at the Annual Meeting?

A:	Stockholders who owned our common stock of record on April 2, 2007 (the “Record Date”) can vote at the Annual Meeting. As of April 2, 2007, there were 38,271,748 shares of our common stock issued and outstanding, each entitled to one vote.

Q:	How do I vote?

A:	There are four ways you can vote:

(1) By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions that accompany your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

(2) By Telephone: You may submit a proxy or voting instructions by telephone by following the instructions that accompany your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

(3) By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

(4) In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Q:	Can I change my vote ?

A:	You may revoke your proxy and change your vote by notifying our Secretary, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

LoopNet, Inc.
Attn: Secretary
185 Berry Street, Suite 4000
San Francisco, CA 94107
(415) 243-4200

If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Computershare Trust Company, N.A., our transfer agent.

Q:	How many shares must be present to hold the Annual Meeting?

A:	To hold the Annual Meeting and conduct business, a majority of the outstanding shares of our common stock entitled to vote must be present in person or by proxy at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either (1) is present and votes in person and the meeting, or (2) has properly submitted a proxy or voted by telephone or internet.

Both abstentions and non-votes are counted for the purposes of determining the presence of a quorum. Broker non-votes occur when shares held by a stockholder in street name are not voted with respect to a proposal because the broker has not received voting instructions from the stockholder and the broker lacks discretionary voting power to vote the shares.

Q:	What vote is required to approve each proposal?

A:	Election of Directors will be determined by a plurality of the votes of the shares present, so the two nominees who receive the highest numbers of votes for election will be elected, even if that does not represent a majority. The other matters including the ratification of our independent registered public accounting firm and the approval of the material terms of the 2006 Equity Incentive Plan, will be approved if a majority of the shares present vote for approval.

Q:	How are votes counted?

A:	You may vote either FOR each director nominee or WITHHOLD your vote from any one nominee. You may vote FOR or AGAINST or ABSTAIN from voting on the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm and the approval of the material terms of the 2006 Equity Incentive Plan. If you abstain from voting on those proposals, it will have the same effect as a vote AGAINST the proposal.

Broker non-votes, although counted toward the quorum, will not count as votes cast with respect to the matter as to which the broker has expressly not voted.

Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the 2007 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2007 Annual Meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2007 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Richard J. Boyle, Jr., LoopNet’s President, Chief Executive Officer and Chairman of the Board of Directors, and Brent Stumme, LoopNet’s Chief Financial Officer and Senior Vice

President, Finance and Administration, will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders, Mr. Boyle and Mr. Stumme, will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the 2007 Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2007.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Terms of Directors

We have a classified Board of Directors, with overlapping terms of office. The number of directors is currently eight, with three Class I directors, three Class II directors and two Class III directors. Following the Annual Meeting, the size of our Board of Directors will be reduced from eight to seven members as one Class I director, Mr. Brody, is not standing for reelection. Our Board of Directors has determined that each of its current members, except for Mr. Richard J. Boyle, is independent within the meaning of the Nasdaq Stock Market, Inc. independent director standards.

Election of Two Class I Directors

The Board of Directors’ nominees for election by the stockholders as Class I directors are Mr. William Byrnes and Mr. Thomas E. Unterman. Mr. Byrnes and Mr. Unterman currently serve as Class I directors with terms of office expiring at the Annual Meeting. Our Corporate Governance and Nominating Committee has recommended these nominations. If elected, the two nominees will serve as directors until our 2010 annual meeting or until their successors are duly elected and qualified. If any of the nominees declines to serve, proxies may be voted for a substitute nominee as we may designate. We are not aware of any reason that any of the nominees would be unable or unwilling to serve.

As long as a quorum is present, the two nominees for Class I directors receiving the highest number of votes “FOR” will be elected as the Class I directors. The persons named in the enclosed proxy intend to vote the shares represented by those proxies “FOR” the election of these three nominees

The Board of Directors recommends a vote “for” the election of William Byrnes and Thomas E. Unterman as Class I directors.

NOMINEES AND CONTINUING DIRECTORS

The following sets forth certain information concerning our directors, including the nominees for election at the Annual Meeting, our continuing directors and our director who will not stand for reelection at the Annual Meeting.

Name	Age	Position with the Company	Director Since

Class I Director Nominees
William Byrnes(1)	56	Director	2006
Thomas E. Unterman(1)	62	Director	2001
Class I Director Not Standing for Reelection
Jeffrey D. Brody	47	Director	2001
Class II Director Whose Term
Expires at 2008 Annual Meeting:
Dennis Chookaszian(1,3)	63	Director	2006
Noel J. Fenton(2,3)	68	Director	1998
William A. Millichap(2,3)	63	Director	1999
Class III Director Whose Term
Expires at 2009 Annual Meeting:
Richard J. Boyle, Jr.	41	President, CEO, and Chairman of the Board of Directors	2001
Scott Ingraham(2)	53	Director	2006

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

William Byrnes has been a private investor since January 2001 and has served as a Director since July 2006. In September 2006, he founded, and is the Managing Member of, Wolverine Partners LLC, which operates MutualDecision.com, a mutual fund information website. From June 1999 until September 2005, Mr. Byrnes served as chairman of Pulpfree, d/b/a BuzzMetrics, a consumer-generated media research and marketing firm. Prior to such time, Mr. Byrnes was an investment banker with Alex. Brown & Sons and served as a former head of real estate and financial services at such firm. Mr. Byrnes is a member of the board of directors of CapitalSource Inc., a specialized commercial finance company, and the Board of Regents of Georgetown University. He holds a B.S.B.A. from Georgetown University, an M.B.A. from the University of Michigan and a J.D. from Georgetown University Law Center. Mr. Byrnes is also a Chartered Financial Analyst.

Thomas E. Unterman is the Founder and Managing Partner of Rustic Canyon Partners, a sponsor of venture capital and private equity investment funds. He has served as a Director since 2001. From 1992 to 1999, he served in several executive positions at The Times Mirror Company, most recently as Executive Vice President and Chief Financial Officer. He also serves as a director of several private companies and community organizations. Mr. Unterman holds a B.A. from Princeton University and a J.D. from the University of Chicago.

Jeffrey D. Brody is a founding partner of Redpoint Ventures, a venture capital firm, and has served as a Director since 2001. He also serves as a managing member of Brentwood Venture Capital and as a director of several private companies. Mr. Brody holds a B.S. in Engineering from the University of California, Berkeley and an M.B.A. from the Stanford University Graduate School.

Mr. Brody will not be standing for reelection at the Annual Meeting and his term as a director will end on the date of the Annual Meeting. We wish to acknowledge with gratitude the service of Mr. Brody as a director for the past six years.

Noel J. Fenton co-founded Trinity Ventures, a venture capital firm, in 1986, and has served as a Director since 1998. He also serves as a director of several private companies. Mr. Fenton holds a B.S. from Cornell University and an M.B.A. from the Stanford University Graduate School of Business.

William A. Millichap is the Chairman of Marcus & Millichap Real Estate Brokerage Company, a commercial real estate brokerage firm, and has served as a Director since 1999. He also serves as a director of Essex Property Trust, a real estate investment trust traded on the New York Stock Exchange, and of several private companies. Mr. Millichap holds a B.A. in Economics from the University of Maryland.

Dennis Chookaszian has served as a Director since July 2006. He is currently Chairman of the Financial Accounting Standards Advisory Council (FASAC) which provides guidance to the FASB on accounting matters. He has served as an independent advisor and board member for various non-profit and for-profit organizations since February 2001. Prior to such time, Mr. Chookaszian was the chairman and chief executive officer of CNA Insurance Companies, a global insurance company. He is a director of Career Education Corp, a post secondary educational services provider, of the Chicago Mercantile Exchange Holdings Inc., a financial services company, of Insweb, an Internet insurance provider, and Sapient Corp., an Internet strategy consulting provider. Mr. Chookaszian holds a B.S. in Chemical Engineering from Northwestern University, an M.B.A. from the University of Chicago and a M.S.c from the London School of Economics. He is also a Certified Public Accountant and a Chartered Property Casualty Underwriter.

Richard J. Boyle, Jr. has served as our President, Chief Executive Officer, and Director since July, 2001, and Chairman of the Board of Directors since February, 2006. Prior to being named our President, Chief Executive Officer, and Director, Mr. Boyle was Vice President of LoopNet in charge of product and technology development and operations from December 1999 to July 2001. Prior to joining LoopNet, Mr. Boyle was Senior Vice President of Products & Technology at Risk Management Solutions. Mr. Boyle holds a B.S. in Electrical Engineering from Stanford University.

Scott Ingraham has served as a Director since July 2006. He served as the Chief Executive Officer and Chairman and co-founder of Rent.com, an Internet residential real estate listing site, from 1999 until its acquisition by eBay in February 2005. Prior to founding Rent.com, Mr. Ingraham was the CEO, president and co-founder of Oasis Residential, a NYSE-traded apartment REIT which merged into Camden Property Trust in

1998. Mr. Ingraham is on the board of directors of Camden Property Trust, a real estate investment trust. Mr. Ingraham graduated from the University of Texas at Austin with a BBA in Finance.

CORPORATE GOVERNANCE

Our Board of Directors held eleven meetings during 2006. Each Director attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of Committees of the Board on which such member served, during the period of such member’s service at LoopNet. The Board encourages all directors to attend annual meetings of the stockholders of LoopNet. The 2007 Annual Meeting is the first annual meeting of stockholders and we expect all of our directors to be in attendance. The Board holds regularly scheduled executive sessions with only non-employee directors present. Such meetings generally occur on at least a quarterly basis. During each such session, an independent director will be selected by the non-employee directors to assume the responsibility of chairing the executive session and bear such further responsibilities that the non-employee directors as a whole might designate from time to time.

Board Independence

The Board of Directors has adopted standards concerning director independence which meet the independence standards of the Nasdaq Stock Market and, with respect to the Audit Committee, the rules of the Securities and Exchange Commission.

The Company’s officers, Corporate Governance and Nominating Committee and the Board of Directors, along with its outside legal counsel, are involved in the process for determining the independence of acting directors and director nominees. The Company solicits relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with the Company, and which the directors complete and return. In addition to reviewing information provided in the questionnaire, the executive officers and directors are asked on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving the Company in which any director or director nominee has or will have a direct or indirect material interest. The Company and its outside legal counsel share their findings with the Corporate Governance and Nominating Committee and the Board of Directors regarding the Nasdaq Stock Market and SEC independence requirements and any information regarding the director or director nominee that suggest that such individual is not independent. The Board of Directors discusses the relevant issues, including consideration of any transactions, relationships or arrangements required to be disclosed under Item 404(a) of Regulation S-K as well as any transactions, relationships, arrangements or other business relationships not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director. For example, one of our directors, Mr. Millichap, is Chairman of Marcus & Millichap Real Estate Brokerage Company, a commercial real estate company that purchases our products and services. In fiscal 2006, revenues from Marcus & Millichap, pursuant to agreements or arrangements negotiated on arm’s-length terms, accounted for less than 0.10% of our revenue. We also receive payments from brokers affiliated with Marcus & Millichap who purchase our products and services, but which are not paid by Marcus & Millichap.

Based on the review described above, the Board of Directors affirmatively determined that:

•     A majority of the directors are independent, and all members of the Audit, Compensation and Corporate Governance and Nominating Committees are independent, under the Nasdaq standard and, in the case of the Audit Committee, the SEC standard.

•     All of the non-management directors of the Company are independent under the Nasdaq standard. The independent directors are: William Byrnes, Thomas E. Unterman, Jeffrey D. Brody, Noel J. Fenton, William A. Millichap, Dennis Chookaszian, and Scott Ingraham.

•     Richard J. Boyle is not independent by virtue of his position as Chief Executive Officer of the Company.

Other than as described above, in 2006, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board of Directors in determining that the applicable independence standards were met by each of the directors

Board Committees

Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the “Audit Committee”), (2) Compensation (the “Compensation Committee”) and (3) Corporate Governance and Nominating (the “Corporate Governance and Nominating Committee”). The membership during 2006 and the function of each Committee are described below.

Audit Committee

During 2006, our Audit Committee met four times. Mr. Brody and Mr. Unterman served on our Audit Committee prior to our initial public offering in June 2006. Our Audit Committee currently consists of Mr. Byrnes, as Chairman, Mr. Chookazsian and Mr. Unterman. Our Board has determined that each of the members of our Audit Committee meets the requirements of “independence” within the meaning of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. independent director standards. Our Board has also determined that Messrs. Unterman, Byrnes and Chookazsian are each “financial experts” within the meaning of the Securities and Exchange Commission standard.

Our Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements and the effectiveness of the Company’s internal control over financial reporting. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, and (3) the compliance by the Company with legal and regulatory requirements. Our management has primary responsibility for the financial statements and reporting process, including systems of internal controls. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, our Audit Committee reviews and discusses with management and the independent auditors our audited financial statements. Our Audit Committee also discusses with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and Auditing Standard No. 2 relating to communication with audit committees. In addition, our Audit Committee receives from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees. Our Audit Committee also discusses with the independent auditors their independence from our Company and our management, and considers whether the independent auditor’s provision of non-audit services to our Company is compatible with maintaining the auditor’s independence.

Our Audit Committee discusses with our independent auditors the overall scope and plans for their respective audits. Our Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. In addition, our Audit Committee meets with our Chief Executive Officer and Chief Financial Officer to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of our financial statements and the effectiveness of our system of disclosure controls and procedures.

Our Audit Committee has a written charter, which is available on our website at www.loopnet.com under “About Us / Investor Relations / Corporate Governance / Audit Committee”. The Company’s web site address provided above is not intended to function as a hyperlink, and the information on the Company’s web site is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee

Mr. Fenton and another director who is no longer a member of our Board served on our Compensation Committee prior to our initial public offering. We established an independent Compensation Committee in April 2006. Our current Compensation Committee consists of Mr. Fenton, as Chairman, Mr. Ingraham and Mr. Millichap. During 2006, our Compensation Committee met one time. The Board has determined that each of the members of our Compensation Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

The Compensation Committee oversees the amount and form of compensation paid to the Company’s Chief Executive Officer. The Compensation Committee also has authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors. The Compensation Committee may delegate its authority on these matters with regard to non-officer employees and consultants of the Company to officers and other appropriate Company supervisory personnel. The Compensation Committee may also delegate its authority to a subcommittee of the Compensation Committee. Additionally, within certain limitations, the Compensation Committee may delegate to one or more officers of the Company the authority to grant stock options and other stock awards to employees of the Company.

Our Compensation Committee has a written charter, which is available on our website at www.loopnet.com under “About Us / Investor Relations / Corporate Governance / Compensation Committee”. The Company’s web site address provided above is not intended to function as a hyperlink, and the information on the Company’s web site is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance and Nominating Committee

We established an independent Nominating Committee following our initial public offering in July 2006, and renamed and expanded the scope of the committee in October 2006, which is now known as the Corporate Governance and Nominating Committee. During 2006, our Corporate Governance and Nominating Committee met one time to review nominees for directors who were appointed in July 2006. Our Corporate Governance and Nominating Committee currently consists of Mr. Millichap, as Chairman, Mr. Chookaszian and Mr. Fenton. Our Board has determined that each of the members of our Corporate Governance and Nominating Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Corporate Governance and Nominating Committee assists the Board by identifying prospective director nominees, developing and recommending to the Board governance principles applicable to the Company, providing oversight with respect to corporate governance and overseeing the periodic evaluations of the Board.

The Corporate Governance and Nominating Committee charter is available on our website at www.loopnet.com under “About Us / Investor Relations / Corporate Governance / Corporate Governance and Nominating Committee”. The Company’s web site address provided above is not intended to function as a hyperlink, and the information on the Company’s web site is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Director Nominations

We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. The Corporate Governance and Nominating Committee may also consider other factors such as issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service and other commitments, and the general needs of the Board of Directors, in accordance with the charter of Corporate Governance and Nominating Committee The Corporate Governance and Nominating Committee believes it appropriate that at least one member of the Board of Directors meet the criteria for an audit committee financial expert as defined by the rules of the

Securities and Exchange Commission, and that a majority of the members of the Board of Directors meet the independent director standard under rules of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee also believes it may be appropriate for certain members of our management, in particular the President and Chief Executive Officer, to participate as a member of the Board of Directors.

The Corporate Governance and Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if the Corporate Governance and Nominating Committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, the Corporate Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Members of the Corporate Governance and Nominating Committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of this committee through management, stockholders or other persons.

Pursuant to the requirements of its charter, the Corporate Governance and Nominating Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Corporate Governance and Nominating Committee deem appropriate.

Communications with Directors

Stockholders may contact our Board of Directors, any Committee thereof, or any Director in particular, by writing to them, c/o LoopNet, Inc., 185 Berry Street, Suite 4000, San Francisco, CA 94107, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to the Chair of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the Corporate Governance and Nominating Committee.

Compensation of Directors

Prior to our initial public offering in June 2006, our non-employee directors did not receive any compensation for their service as directors. Directors who are employees of LoopNet, such as Mr. Boyle, have not and will not receive any additional compensation for their services as directors.

In connection with our initial public offering, the Board adopted a Director Compensation Policy which consists of the following: Our non-employee directors are entitled to equity compensation of 25,200 options to purchase our common stock upon first becoming a director and 10,500 options to purchase our common stock annually thereafter. Non-employee directors will also be paid an annual cash retainer of $20,000 for serving on the Board of Directors, and an additional annual cash retainer of $10,000 for serving as the chair of our Audit Committee and $5,000 for serving as the chair of each of our Compensation and Corporate Governance and Nominating committees. Non-employee directors will also be entitled to meeting fees ranging from $500 to $2,000 for board and committee meetings depending on the day held and whether they are in person or telephonic meetings.

Each of Messrs. Brynes, Chookaszian and Ingraham received an initial stock option grant to purchase 25,200 shares of our common stock in connection with their appointment to the Board of Directors in July

2006. Each option has an exercise price of $14.21 per share which was equal to the closing price on the date of grant and the option becomes exercisable in three equal installments on the first, second and third anniversary of the date of grant.

The following table provides compensation information for our non-employee directors for 2006:

	Fees Earned or Paid	Option Awards	Total
Name	in Cash ($)	($)(1)	($)
Jeffrey Brody	16,489	0	16,489
William Byrnes	13,626	25,099	38,725
Dennis Chookaszian	13,626	25,099	38,725
Noel Fenton	20,736	0	20,736
Scott Ingraham	14,126	25,099	39,225
William Millichap	20,236	0	20,236
Thomas E. Unterman	22,484	0	22,484

(1)	These amounts reflect expense recognized by us in 2006 for financial statement reporting purposes in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” (FAS 123(R)) for each of the options granted to our three new non-employee directors in July 2006. Information regarding the valuation assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2007. The aggregate grant date fair value of each such option computed in accordance with FAS 123(R) was $176,166. Our non-employee directors held options to purchase the following number of shares of common stock as of December 31, 2006: Jeffrey Brody – none; William Byrnes – 25,200 shares; Dennis Chookaszian – 25,200 shares; Noel Fenton – none; Scott Ingraham – 25,200 shares; William Millichap – none, and Thomas E. Unterman – none.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

You are being asked to ratify the appointment of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for our fiscal year ending December 31, 2007.

Our Audit Committee has selected E&Y as our independent registered public accounting firm for fiscal year 2007. E&Y has served as our independent registered public accounting firm since 2001. Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from you.

The approximate fees billed to us by E&Y for services rendered with respect to fiscal years 2005 and 2006 were as follows:

	2005	2006

Audit Fees(1)	$638,658	$302,075
Tax Fees(2)	20,350	0

Total	$659,008	$302,075

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings. Audit fees in 2005 and 2006 include services rendered in connection with our initial public offering of $557,806 and $126,408, respectively.

(2)	Tax fees in 2005 were for professional services related to tax compliance.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

The Audit Committee pre-approved the services of Ernst & Young with respect to the Company’s financial statements and other quarterly reviews and related SEC compliance services for 2006.

The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

PROPOSAL NO. 3

APPROVAL OF THE MATERIAL TERMS OF THE 2006 EQUITY INCENTIVE PLAN FOR THE
PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

We are asking you to approve the material terms of our 2006 Equity Incentive Plan to preserve corporate income tax deductions that may become available to us pursuant to Internal Revenue Code Section 162(m) (“Section 162(m)”). We are asking for this approval so that we may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain of our executive officers in any single year. Compensation includes cash compensation, as well as other incentives, such as stock options and stock awards granted under the 2006 Equity Incentive Plan.

The 2006 Equity Incentive Plan was adopted by the Board of Directors in April 2006 and was approved by stockholders in April 2006. We are not making or submitting for stockholder approval any amendments to the 2006 Equity Incentive Plan; rather this proposal seeks stockholder approval of the 2006 Equity Incentive Plan so as to allow us to take tax deductions associated with executive compensation, of which stock option grants, in particular, are a significant component. In particular, we are not asking for any increase in the number of shares reserved for issuance under the 2006 Equity Incentive Plan.

Options granted under the 2006 Equity Incentive Plan are designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our four other highest paid executive officers to the extent that any of these persons receives more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes and meets other requirements of Section 162(m), we may deduct for federal income tax purposes the compensation paid even if the compensation paid to one of these executives exceeds $1 million in a single year. Among other requirements, the 2006 Equity Incentive Plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2006 Equity Incentive Plan provides that no awardee may be granted options and stock awards covering more than 2,000,000 shares in any calendar year, except that an awardee may be granted options and stock awards covering up to an additional 2,000,000 shares in connection with his or her initial service with LoopNet. Additional requirements apply to certain forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m). The 2006 Equity Incentive Plan permits LoopNet to issue awards incorporating performance objectives called “qualifying performance criteria.”

Stockholder approval of this proposal will constitute stockholder approval of the share limitations as well as of the qualifying performance criteria for Section 162(m) purposes. Although LoopNet seeks stockholder approval of the 2006 Equity Incentive Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Section 162(m), it does not guarantee that awards granted hereunder will so qualify and LoopNet from time to time may choose to grant awards that cannot so qualify.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1 million to executive officers, our Board of Directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

In order to comply with the stockholder approval requirements of Section 162(m), if stockholder approval of this proposal is not obtained, we will not make any further grants under the 2006 Equity Incentive Plan to our Chief Executive Officer and our four other most highly compensated executive officers determined as of the end of the last fiscal year, or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained, and any 2006 Equity Incentive Plan grants made to individuals who subsequently become our Chief Executive Officer or one of our four other most highly compensated executive officers shall automatically terminate upon their becoming one of these officers.

As long as a quorum is present, the proposal will be approved if it receives the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of this proposal.

The Board of Directors recommends a vote “FOR” the approval of the material terms of the 2006 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Summary of the 2006 Equity Incentive Plan

The following paragraphs provide a summary of the principal terms of the 2006 Equity Incentive Plan and its operation. The summary is qualified in its entirety by reference to the copy of the 2006 Equity Incentive Plan attached to this proxy statement as Appendix A.

General

The purpose of the 2006 Equity Incentive Plan is to increase stockholder value by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to our employees, consultants and directors and promoting the success of our business. Options, restricted stock, stock appreciation rights, stock units and similar stock awards may be granted under the 2006 Equity Incentive Plan. Options granted under the 2006 Equity Incentive Plan may be either incentive stock options or nonstatutory stock options. Employees, consultants and directors of LoopNet (approximately 200 employees and consultants and seven non-employee directors as of December 31, 2006) may be granted awards under the 2006 Equity Incentive Plan.

There were 6,151,508 shares of common stock available for issuance under the 2006 Equity Incentive Plan as of December 31, 2006, and there were options to purchase 900,012 shares outstanding as of such date. The number of shares reserved under the 2006 Equity Incentive Plan will automatically increase on the first day of each fiscal year beginning in fiscal year 2007 and for five years thereafter by an amount equal to the least of (a) 1,800,000 shares, (b) 4% of the shares outstanding as of the end of the prior fiscal year, and (c) a lesser number as determined by the Board or Compensation Committee. The number of shares reserved under the 2006 Equity Incentive Plan increased by 1,515,885 shares on January 1, 2007. Shares subject to awards granted under the 2006 Equity Incentive Plan that are cancelled, expire or are forfeited will be available for re-grant under the 2006 Equity Incentive Plan. If an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall not become available for re-issuance under the 2006 Equity Incentive Plan.

Administration

The 2006 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors or a committee or officer appointed by the Board of Directors. Mr. Boyle and Mr. Stumme have been appointed by the Compensation Committee as the administrators of the 2006 Equity Incentive Plan with respect to non-executive level employees in accordance with guidelines established by the Compensation Committee. The administrator determines the terms of the options and stock awards granted, including the exercise price, number of shares subject to the options and stock awards, and exercisability. All questions of interpretation are determined by the administrator and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the 2006 Equity Incentive Plan.

Eligibility

Nonstatutory stock options, restricted stock, stock appreciation rights and stock units may be granted under the 2006 Equity Incentive Plan to our directors, employees and consultants. Incentive stock options may be granted only to employees. The 2006 Equity Incentive Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time by an optionee in any one calendar year. The administrator, in its discretion, selects the persons to whom options and stock awards are granted, the time or times at which such options and stock awards are granted, and the exercise price and number of shares subject to each such grant. Stock awards may be granted under the 2006 Equity Incentive Plan that do not require the recipient to pay the grant-date fair market value with respect to the receipt of shares underlying the award.

Option and stock award grant limitations

Section 162(m) limits the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation associated with options and stock awards granted to such persons, the 2006 Equity Incentive Plan provides that no employee, consultant or director may be granted, in any calendar year, options and stock awards covering more than 2,000,000 shares of common stock, except that in connection with such individual’s initial employment or service, the individual may be granted options and stock awards to purchase up to an additional 2,000,000 shares of common stock during the year in which employment or service commences. Options and stock appreciation rights that are intended to be performance-based compensation under Section 162(m) must be granted with an exercise price that is equal to at least 100% of the grant-date fair market value of the underlying stock.

Terms and conditions of options

Each option is evidenced by a stock option agreement between LoopNet and the optionee and is subject to the following terms and conditions:

Exercise Price.  The administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a greater than ten percent stockholder may not be less than 110% of the fair market value on the date the option is granted. We may grant options with exercise prices equal to less than 100% of the fair market value of our common stock on the date of grant in connection with an acquisition by us of another company. The fair market value of the common stock is the closing sale price for the common stock on the Nasdaq Global Market on the date the option is granted. As of April 2, 2007, the closing price of our common stock was $16.62 per share. The exercise price of an option may not be reduced without stockholder approval (other than in connection with certain changes in LoopNet’s capitalization such as stock splits).

Exercise of Option; Form of Consideration.  The administrator determines when options vest and become exercisable and may accelerate the vesting and/or exercisability of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2006 Equity Incentive Plan permits payment to be made by cash, check, other shares of our common stock, a cashless exercise procedure, any other form of consideration permitted by applicable law, or any combination thereof.

Term of Option.  The term of an option granted under the 2006 Equity Incentive Plan is generally seven years and may be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a greater than ten percent stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Service.  If an optionee’s service relationship with us terminates for any reason (excluding death or disability), then the optionee may exercise an option granted under the 2006 Equity Incentive Plan to the extent that the option is vested on the date of termination within a period of time as determined by the administrator which generally will be sixty days following the termination of the optionee’s service relationship (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee’s service relationship terminates due to the optionee’s death or disability, the optionee may exercise the option to the extent the option is vested on the date of termination within a period of time as determined by the administrator which generally will be twelve months following the termination of the optionee’s service due to death or disability (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee’s service relationship terminates due to the optionee’s death, the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option. The administrator has the discretion to determine whether and to what extent the vesting of options shall be tolled during any unpaid leave of absence.

Nontransferability of Options.  Unless otherwise determined by the administrator, options granted under the 2006 Equity Incentive Plan are not transferable other than by will, a domestic relations order or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Other Provisions.  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2006 Equity Incentive Plan as may be determined by the administrator.

Stock appreciation rights

Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock between the grant date and the exercise date. Each stock appreciation right grant will be evidenced by a stock appreciation right agreement that will specify the exercise price, the term of the stock appreciation right, the conditions of exercise and such other terms and conditions as the administrator may determine. Stock appreciation rights that are intended to be performance-based compensation must have an exercise price that is equal to at least 100% of the grant-date fair market value of the underlying shares.

Restricted stock

Restricted stock grants are awards of a specific number of shares of our common stock. Unless the administrator determines otherwise, the restricted stock agreement will grant LoopNet a repurchase option exercisable, or a forfeiture condition triggered, upon the voluntary or involuntary termination of the participant’s employment with LoopNet for any reason, including death or disability. The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be determined by the administrator. The repurchase option or forfeiture condition may lapse at a rate determined by the administrator. The grant, issuance and/or vesting of restricted stock may be subject to performance criteria, including “qualifying performance criteria.”

Stock units

Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. The administrator may set performance objectives, including “qualifying performance criteria,” or other vesting provisions which, depending on the extent to which they are met in a specified time period, will determine the number shares that will be paid out to the participant.

Qualifying performance criteria

Qualifying performance criteria means any one of more of the performance criteria listed below, either individually, alternatively or in combination, applied to either LoopNet as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award agreement: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings before taxes and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholders’ equity; total stockholder return; return on capital; return on assets or net assets; return on investment; revenue or growth in revenue; income or net income; operating income or net operating income in aggregate or per share; operating profit or net operating profit; operating margin; return on operating revenue; market share; contract awards or backlog; overhead or other expense reduction; growth in stockholder value relative to the moving average of the S&P 500 Index or peer group index; credit rating; strategic plan development and implementation (including individual performance objectives that relate to achievement of LoopNet’s or any business unit’s strategic plan); improvement in workforce diversity; growth of revenue, operating income or net income; efficiency ratio; ratio of nonperforming assets to total assets; and other similar criteria.

The committee may adjust any evaluation of performance under the qualifying performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws and provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any gains or losses classified as extraordinary or as discontinued operations in LoopNet’s financial statements.

Director option grants

Under the 2006 Equity Incentive Plan, each non-employee director automatically receives an option grant when he or she joins our Board of Directors and annually on the date of each annual meeting of stockholders. These option grants are described in the Company’s Director Compensation Policy and as described above in “Corporate Governance – Compensation of Directors” and which policy is filed as an exhibit to our Annual Report on Form 10-K.

Adjustments upon changes in capitalization, dissolution or change of control

If LoopNet’s capitalization changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change effected without the receipt of consideration, proportionate adjustments will be made to the number and kind of shares of stock subject to the 2006 Equity Incentive Plan (including the annual increases), the number and kind of shares of stock subject to any option or stock award outstanding under the 2006 Equity Incentive Plan, the price per share of any such outstanding option or stock award, and the share grant limits for options and stock awards.

In the event of a liquidation or dissolution, any unexercised options and stock awards will terminate.

Generally, in the event of a merger or consolidation in which we are not the surviving corporation, the sale of substantially all of our assets, the acquisition, sale, or transfer of a controlling interest of our outstanding shares by tender offer or similar change of control transaction as determined by the Board of Directors or compensation committee, any or all outstanding awards may be assumed or substituted. In the event the successor corporation (if any) does not assume or substitute awards, the vesting with respect to outstanding awards will accelerate so that the awards will be vested and exercisable as to 100% of the unvested shares, and any repurchase right applicable to any shares covered by such awards will lapse as to 100% of the shares subject to the repurchase right, immediately prior to the closing or completion of the change of control. Any award which is not assumed or substituted and is not exercised prior to consummation of a change of control transaction will terminate upon the consummation of the change of control transaction. If a successor entity assumes or substitutes all outstanding awards and a participant is then not offered employment on similar terms as prior to the change of control or is terminated without cause within twelve months following the change of control, then any assumed or substituted 2006 Equity Incentive Plan awards of the terminated participant will vest and become exercisable as to 50% of the unvested shares covered by the awards as of the date of termination, and any repurchase right applicable to any shares covered by the awards will lapse as to 50% of the shares subject to the repurchase right as of the date of termination.

Amendment and termination of the plan

The Board of Directors may amend, alter, suspend or terminate the 2006 Equity Incentive Plan at any time and for any reason. However, LoopNet must obtain stockholder approval for any amendment to the 2006 Equity Incentive Plan to the extent necessary or desirable to comply with applicable law, including Nasdaq Global Market listing requirements. In addition, LoopNet will obtain stockholder approval of any of the following: (i) a material increase to the number of shares reserved for issuance under the 2006 Equity Incentive Plan other than an increase in connection with a change in LoopNet’s capitalization; (ii) a change of the class of persons eligible to receive awards under the 2006 Equity Incentive Plan; or (iii) any amendment of outstanding options that affects a repricing of such awards or other lowering of the original exercise price of such awards. No such action by the Board of Directors or stockholders may impair any option or stock award outstanding under the 2006 Equity Incentive Plan without the written consent of the participant except with respect to certain changes made for tax purposes. Unless terminated earlier, the 2006 Equity Incentive Plan will terminate in June 2016.

Federal income tax requirements

The following is only a summary of the effect of federal income taxation upon participants with respect to the grant of options and stock awards under the 2006 Equity Incentive Plan. It does not purport to be complete and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Incentive stock options

An optionee who is granted an incentive stock option does not recognize “regular” taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax exceeds “regular” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares more than two years after grant of the incentive stock option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 15%. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Internal Revenue Code Section 162(m), LoopNet is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory stock options

An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of LoopNet is subject to tax withholding by LoopNet. Unless limited by Internal Revenue Code Section 162(m), LoopNet is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 15%. LoopNet may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if LoopNet common stock is used to pay all or part of the exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock awards

Stock awards, including stock appreciation rights, will generally be taxed in the same manner as nonstatutory stock options. However, a stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code to the extent LoopNet may repurchase the stock when the participant ceases to provide services to LoopNet or the stock is not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of purchase or issuance of the stock award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when LoopNet’s right of repurchase or a similar forfeiture condition lapses or the stock becomes transferable). The participant’s ordinary income is measured as the difference between the purchase price, if any, and the fair market value of the stock on the date the stock is no longer subject to a right of repurchase or forfeiture.

The participant may accelerate to the date of purchase or issuance his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the share issuance date) an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price, if any, for the stock and the fair market value of the stock on the date of purchase or issuance, and the capital gain holding period commences on such date. The ordinary income recognized by a participant who is an employee will be subject to tax withholding by LoopNet. Unless limited by Internal Revenue Code Section 162, we are entitled to a deduction in the same amount as and at the time the participant recognizes ordinary income.

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. There are significant penalties placed on the individual awardee for failure to comply with Section 409A. However, it does not impact LoopNet’s ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and restricted stock provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in stock and no features defer the recognition of income beyond the exercise date.

Section 409A does apply to restricted stock units. Grants will continue to be taxed at vesting but will be subject to new limits on terms governing when vesting may occur. If grants do not allow employees to elect further deferral on vesting or on distribution, under the proposed regulations no negative impact should attach to the grants. However, further guidance from the IRS is expected and could change the way such grants must be governed.

Accounting treatment

We generally are required to recognize compensation expense over the vesting period based on the fair value on the date of grant of all stock options or other awards granted pursuant to the 2006 Equity Incentive Plan. The fair value of an option will be based on the number of shares subject to the option or other award that are expected to vest. We use the Black-Scholes model to estimate the fair value of share-based payments to employees, which is then amortized over the requisite service period.

Participation in the plan

The number of awards that employees and consultants may receive under the 2006 Equity Incentive Plan is at the discretion of the administrator and therefore cannot be determined in advance. As of April 16, 2007, there has been no determination by the administrator with respect to future awards to employees and consultants under the 2006 Equity Incentive Plan. Accordingly, future awards to employees and consultants are indeterminable. The number of awards that outside directors may receive under the 2006 Equity Incentive Plan is set forth in our Director Compensation Policy, which is described under “Corporate Governance — Compensation of Directors.”

During fiscal year 2006, our executive officers were granted no options to purchase shares pursuant to the 2006 Equity Incentive Plan. The following table shows the dollar value and number of shares of common stock underlying options granted to the applicable named groups under the 2006 Equity Incentive Plan during the fiscal year ended December 31, 2006:

Name and Position	Dollar Value ($)(1)	Number of Shares

All directors who are not executive officers, as a group	528,497	75,600
All employees who are not executive officers, as a group	6,158,964	912,000

(1)	The amounts in this column reflects the dollar amounts, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) from option awards granted in 2006. Information regarding the valuation assumptions used in the calculation of the amounts shown for the fiscal year ended December 31, 2006 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2006, including our 2001 Stock Option Plan and the 2006 Equity Incentive Plan. Our stockholders approved both of these plans.

(c)
Number of Securities
Remaining Available
	(a)		for Future Issuance
	Number of Securities	(b)	Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(excluding securities
	Outstanding Options	Outstanding Options	reflected in column
Plan Category	and Rights	and Rights	(a))

Equity Compensation Plans Approved by Stockholders:
2001 Stock Option and Purchase Plan	2,837,756	$1.54	—
2006 Equity Incentive Plan	900,012	13.95	6,151,508
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	3,737,768	$4.53	6,151,508	(1)

(1)	Excludes shares authorized for issuance in connection with our 2006 Equity Incentive Plan which are subject to an automatic annual increase of the least of (a) 1,800,000 shares, (b) 4% of the shares outstanding as of the end of the prior fiscal year, and (c) a lesser number as determined by the Company’s Board of Directors or Compensation Committee.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company’s common stock as of April 2, 2007 or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature
	of
	Beneficial	Percent
Name and Address of Beneficial Owner(1)	Ownership(2)	of Class

5% Stockholders:
FMR Corp.(3)	4,903,418	12.8%
Rustic Canyon Ventures, L.P.(4)	3,230,592	8.4%
Brentwood Associates IX, LP(5)	2,925,922	7.6%
STF III, LP(6)	2,735,892	7.1%
Directors and Executive Officers:
Richard J. Boyle, Jr.(7)	1,679,561	4.4%
Brent Stumme(8)	562,611	1.5%
Thomas Byrne(9)	550,330	1.4%
Jason Greenman(10)	565,821	1.5%
Wayne Warthen(11)	543,345	1.4%
Thomas E. Unterman(12)	3,230,592	8.4%
Jeffrey Brody(13)	2,983,342	7.8%
William Byrnes(14)	22,000	*
Noel Fenton(15)	1,055,407	2.8%
William Millichap(16)	31,356	*
Dennis Chookaszian(14)	7,000	*
Scott Ingraham(14)	10,600	*
All directors and executive officers as a group (twelve persons)	11,241,965	29.4%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o 185 Berry Street, Suite 4000, San Francisco, CA 94107.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 2. 2007. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(3)	Based solely on information reported on an amendment to Schedule 13G filed February 12, 2007 with the Securities and Exchange Commission to report beneficial ownership of FMR Corp. as of January 31, 2007. The shares are beneficially owned by the following direct or indirect wholly-owned subsidiaries or affiliates of FMR Corp.: (i) Fidelity Management & Research Company (4,883,318), (ii) Fidelity International Limited (13,200), (iii) Pyramis Global Advisors, LLC (4,000), (iv) Pyramis Global Advisors Trust Company (2,900), (v) Edward C. Johnson 3d, through his control over Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company (6,900). FMR Corp. has sole dispositive power as to all of the shares reported and sole voting power as to 23,805 shares. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(4)	Based on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. Thomas Unterman, Mark S. Menell, Renee E. Labran, Michael K. Kim, John C. Babcock and Michael I. Song, collectively serve as partners (the “RCP Partners”) of Rustic Canyon Partners, LLC (the “RCPLLC”), the general partner of Rustic Canyon Ventures, L.P. The RCP Partners share voting control and dispositive power over the shares and may be deemed to beneficially own the shares but disclaim beneficial ownership, except to the extent of their proportionate pecuniary interest therein. The address for Rustic Canyon Ventures, L.P. is 2425 Olympic Blvd., Suite 6050W, Santa Monica, CA 90404.

(5)	Based on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. Jeffrey D. Brody is a managing member of Brentwood IX Ventures LLC, the general partner of Brentwood Associates IX, L.P. In such capacity, Mr. Brody shares voting control and dispositive power with respect to the shares held by Brentwood Associates IX, L.P. Mr. Brody disclaims beneficial ownership of the shares held by Brentwood Associates IX, L.P., except to the extent of his proportionate pecuniary interest therein. The address for Brentwood Associates IX, L.P. is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, CA 90025.

(6)	Based on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. Nancy D. Burrus, Guy H. Conger and David E. Gold collectively serve as managing General Partners (the “STF GPs”) of STF Special Venture III, LLC, the managing General Partner of STF III, L.P. The STF GPs have shared voting control and dispositive power over all of the shares held by STF III, L.P. Each STF GP disclaims beneficial ownership of the shares held by STF III, L.P., except to the extent of each STF GP’s proportionate pecuniary interest therein. The address for STF III, L.P. is c/o Suez Ventures, 1690 Woodside Road, Suite 103, Redwood City, CA 94061.

(7)	Includes (i) 96,028 shares of restricted stock subject to repurchase, (ii) 1,433,510 shares held by the Boyle Family Trust dated April 13, 2006, of which Mr. Boyle and Catherine M. Boyle are trustees and (iii) 74,413 shares issuable upon exercise of options that are exercisable within 60 days of April 2, 2007. 600,000 of the shares held by the Boyle Family Trust have been pledged as security for a personal loan from a third-party financial institution.

(8)	Includes (i) 75,910 shares of restricted stock subject to repurchase, (ii) 363,124 shares held by the Stumme Family Trust, of which Mr. Stumme is trustee and (iii) 10,503 shares issuable upon exercise of options that are exercisable within 60 days of April 2, 2007.

(9)	Includes (i) 51,722 shares of restricted stock subject to repurchase and (ii) 9,680 shares issuable upon exercise of options that are exercisable within 60 days of April 2, 2007.

(10)	Includes (i) 66,819 shares of restricted stock subject to repurchase and (ii) 16,731 shares issuable upon exercise of options that are exercisable within 60 days of April 2, 2007.

(11)	Includes (i) 46,842 shares of restricted stock subject to repurchase, (ii) 368,462 shares held by the Wayne B. Warthen and Monica L. Warthen Trust dated September 18, 1998, of which Mr. Warthen is trustee and (iii) 13,321 shares issuable upon exercise of options that are exercisable within 60 days of April 2, 2007.

(12)	Represents shares held by Rustic Canyon Ventures, L.P., of which Mr. Unterman is the managing partner. He shares voting control and dispositive power over these shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Unterman’s business address is c/o Rustic Canyon Ventures, L.P., 2425 Olympic Blvd., Suite 6050W, Santa Monica, CA 90404.

(13)	Includes 2,925,922 shares held by Brentwood Associates IX, L.P. (“Brentwood IX”) and 55,160 shares held by Brentwood Affiliates Fund II, L.P. (“Brentwood Affiliates II”). Mr. Brody is a managing member of Brentwood IX Ventures LLC, the general partner of Brentwood IX and Brentwood VIII Ventures, LLC, the general partner of Brentwood Affiliates II. In such capacity, Mr. Brody shares voting control and dispositive power with respect to the shares held by Brentwood IX and Brentwood Affiliates II. Mr. Brody disclaims beneficial ownership of the shares held by Brentwood IX and Brentwood Affiliates II, except to the extent of his proportionate pecuniary interest therein. Mr. Brody’s business address is c/o Brentwood Venture Capital, 3000 Sand Hill Road., Building 2, Suite 290, Menlo Park, CA 94025.

(14)	Includes 7,000 shares issuable upon exercise of options that are exercisable within 60 days of April 2, 2007.

(15)	Includes 1,012,638 shares held by Trinity Ventures VI L.P. and 38,953 shares held by Trinity VI Side-by-Side Fund, L.P. Mr. Fenton is a general partner of Trinity Ventures. He shares voting control and dispositive power over these shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Fenton’s business address is c/o Trinity Ventures, 3000 Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025.

(16)	Mr. Millichap’s business address is c/o Marcus & Millichap, 2626 Hanover Street, Palo Alto, CA 94304.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of LoopNet common stock and other equity securities with the SEC. Directors, Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2006 our Directors, Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR
PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our code of business conduct and ethics and its charter, our Audit Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since January 1, 2006, the Company has not been a participant in any transaction with a related person other than the indemnification agreements described below.

Indemnification agreements with officers and directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Committee Composition and Responsibilities

Prior to June 6, 2006, we were a private company and, as such, most decisions related to executive compensation were approved by our full Board of Directors. Before the Company’s initial public offering, the Company’s Compensation Committee generally met informally to consider executive compensation and made recommendations with respect to executive compensation plans and policies for the consideration and adoption by the full Board of Directors. In April 2006, the Company adopted a formal written charter for its Compensation Committee and established procedures for determining the compensation of its executive officers, as described below.

The Compensation Committee consists of Mr. Fenton, as Chairman, Mr. Ingraham and Mr. Millichap. The Board has determined that each of the members of our Compensation Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Pursuant to its charter, the Compensation Committee is responsible for overseeing and establishing the compensation of the Company’s Chief Executive Officer and for determining the various components of the Chief Executive Officer’s compensation. It is also responsible for reviewing and approving the compensation of the other executive officers. The Committee oversees and administers, either directly or by delegating its authority, the Company’s 2006 Equity Incentive Plan, and addresses such other compensation matters as may from time to time be directed by the Board of Directors.

Compensation Philosophy

The Compensation Committee’s compensation policy for executive officers is designed to attract, motivate, and retain talented executives responsible for the success of LoopNet and to promote the long-term interests of LoopNet and its stockholders. The Committee first establishes base salaries, then approves target annual cash bonuses based on those base salaries, with a heavy emphasis on performance-based components, such as cash bonuses and equity incentives, the value of which could increase or decrease to reflect changes in corporate and individual performance. These incentive compensation policies are intended to reinforce management’s objectives to enhance profitability and stockholder value.

Factors Considered

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2006 based on a number of factors including, our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; our executives’ performance during 2006 in general and as measured against predetermined performance goals; the roles and responsibilities of our executives; the individual experience and skills of, and expected contributions from, our executives; the amounts of compensation being paid to our other executives; our executives’ historical compensation at the Company; and any contractual commitments we have made regarding our executives’ compensation.

The Company did not utilize a compensation advisor or outside consultant in setting fiscal year 2006 compensation plans, programs or guidelines. In late 2006, the Compensation Committee engaged a new executive compensation consultant, Compensia. Compensia has been assisting, and is currently assisting, the Compensation Committee in evaluating the Company’s existing compensation plans, programs and guidelines and has and will provide analysis and advice to the Compensation Committee during fiscal year 2007 as it relates to designing and implementing such programs.

Elements of Executive Compensation

Cash Compensation

Base Salary. The cash compensation of the Company’s senior management consists of base salary and an annual performance-based bonus determined by the Compensation Committee. The Compensation Committee attempts to set base salaries for executive officers between approximately the 50th percentile and the 75th percentile compared to companies in the Company’s peer group, adjusted to reflect each employee’s overall responsibilities, professional qualifications and business experience, and the resultant combined value of the executive officer to the Company’s long-term performance.

Performance-Based Bonus. The Company has a cash bonus plan for employees exhibiting exceptional performance, and all of our named executive officers are eligible to participate in such plan. The Company’s cash bonus plan is intended to provide an incentive for business performance, reward contributions towards goals consistent with the Company’s business strategy and enable the Company to attract and retain highly qualified executive officers and key employees.

The cash bonus plan is administered by the Compensation Committee, which has full authority to select participants, set bonus amounts and fix performance targets. The Compensation Committee sets a range of possible annual cash bonuses for each executive within a specified range of percentages of the executive’s base salary. Actual amounts paid are based on the achievement of performance goals, such as the Company’s budgeted revenue, Adjusted EBITDA, and other key corporate goals, and are eligible for increase if revenue and Adjusted EBITDA exceed the plan performance targets. The Chief Executive Officer of the Company makes recommendations to the Compensation Committee as to the range of base salary to be targeted as bonus payments to each named executive officer of the Company other than himself, with the final determination of the bonus ranges and amounts made by the Compensation Committee.

In 2006, each of our named executive officers was eligible to receive a bonus under the cash bonus plan if certain threshold financial targets were achieved and other objectives met, with Mr. Boyle eligible to receive a minimum bonus of 30% of his base salary if certain performance objectives were met and each other named executive officer eligible to receive a minimum bonus of 20% of their base salary if certain performance objectives were met. The target bonus amounts were based on the Company achieving financial results at budget amounts as approved by the Board, with an opportunity to earn additional amounts for performance in excess of budget.

For 2006, cash bonuses were approved by our Board of Directors, following the recommendation of the Compensation Committee, in January 2007. Because the Company exceeded its financial and operational goals for 2006 and based on individual contributions and achievements, the Compensation Committee approved bonus payouts for fiscal year 2006 that were both consistent with bonus amounts in the past as well as within the market range of cash bonus amounts for officers in similar positions at similar companies based on data reviewed by the Compensation Committee. Bonus amounts earned for 2006 and paid in 2007 for our named executive officers were as follows: $150,000 for Mr. Boyle, $135,000 for Mr. Stumme, $135,000 for Mr. Byrne, $85,000 for Mr. Greenman and $52,000 for Mr. Warthen.

Although these bonuses do not qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code because our shareholders did not approve such bonus plan, we believe that they will still be fully deductible for tax purposes because of their amounts.

Equity-Based Compensation & Stock Ownership

We believe that equity-based compensation aligns the interests of the Company’s executive officers and employees with those of its stockholders and drives increases in the long-term value of the Company’s common stock by making a portion of executive officers’ total compensation over time directly dependent on the Company’s performance. Long-term equity-based compensation incentives for executive officers and other employees are effected through the Company’s 2006 Equity Incentive Plan. Prior to the Company’s initial public offering, long-term equity incentives for executive officers and other employees were effected through the Company’s 2001 Stock Option Plan.

The number of shares subject to an equity-based compensation grant to an executive officer is determined by the Compensation Committee and is based on the executive officer’s position, past performance, anticipated future contributions, and prior equity-based grants. The Compensation Committee has delegated to Mr. Boyle and Mr. Stumme authority to approve stock option grants to non-executive employees, within certain limitations.

Subsequent to our initial public offering in June 2006, the exercise price of all of our stock options has been equal to the fair market value (the closing price on Nasdaq) of the Company’s common stock on the date of grant. Prior to such time as a private company, the fair market value was established by our Board. Options granted pursuant to our equity incentive plans will provide a return to the employee only if he or she remains in the Company’s service, and then only if the market price of the Company’s common stock appreciates over the option term. Stock options granted to new employees pursuant to our equity incentive plans vest monthly over a four-year period with an initial one-year cliff. For non-executive officers, new hire stock options are granted by our Chief Executive Officer or our Chief Financial Officer on the first day of employment with the Company. Promotional and evergreen stock options granted to current employees pursuant to our equity incentive plans vest monthly over a four-year period. Annual equity awards are granted in the first quarter of each year to our named executive officers and other designated employees at a regularly scheduled meeting of the Board or delegated committee. The exercise price of these grants is equal to the closing fair market value of our common stock as reported by Nasdaq on the date our Board or committee approves the grant unless the grant date is deferred to a date when all material non-public information will be disclosed, in which case the date of grant will be the date specified by the Board or committee and the exercise price will be equal to the closing fair market value of our common stock as reported by Nasdaq on such date.

Benefits

The named executive officers are entitled to participate in the Company’s benefit programs which are available to all Company employees, including company-sponsored health and welfare plans. The Company also offers a voluntary 401(k) plan for all eligible employees, including management, pursuant to which the Company matches 100% of participants’ contributions up to a maximum of 3% of their compensation and 50% of additional contributions for an additional 2% of the employees’ compensation. The Company has no defined benefit or defined contribution pension plan for management.

Post-termination protection and payments

All of our employees, including our executive officers, are employed at will and do not have employment agreements or other agreements providing severance or other benefits in connection with termination of employment. However, our named executive officers are participants in equity incentive plans and are entitled to accelerated vesting of awards in certain circumstances in connection as discussed below.

Options and other awards granted pursuant to our 2006 Equity Incentive Plan will accelerate and become fully vested in connection with a change of control in the event the successor corporation in such change of control does not assume or substitute options or other awards in connection with the change in control. In addition, in the event of (i) a change in control, and (ii) a participant in our 2006 Equity Incentive Plan holds an option or other award assumed or substituted by the successor corporation in the change in control, is either not offered full-time employment with the successor corporation upon general terms and conditions (such as duties, responsibilities, location of employment and compensation, including without limitation the continued vesting of the option or other award in accordance with its terms) not materially less favorable to such participant than the terms and conditions of such participant’s employment with the Company prior to the change in control or such employment is offered and accepted by such participant (upon such general terms and conditions) but such employment is terminated by the successor corporation within 12 months after the change in control without “cause” (as such term is defined in our 2006 Equity Incentive Plan), then any assumed or substituted option or other award held by the terminated participant at the time of termination shall accelerate and become exercisable as to 50% of the otherwise unvested shares as of the date of termination.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s stockholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving stockholder value.

The following “Report of the Compensation Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that this Compensation Discussion and Analysis be included in the proxy statement.

Respectfully submitted by the Compensation Committee.

Noel J. Fenton (Chair)
Scott Ingraham
William A. Millichap

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer (the “CEO”), our Chief Financial Officer (the “CFO”) and our next three most highly compensated executive officers for fiscal year ended December 31, 2006 (we refer to this group as our “named executive officers”). We have not entered into any employment agreements with any of the named executive officers.

			Stock	Option	Non-Equity	All Other
		Salary	Awards	Awards	Incentive Plan	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(1)	Compensation(2)	($)(3)	Total ($)
Richard J. Boyle, Jr.	2006	261,750	49,855	100,895	150,000	9,028	571,528
President, CEO, and Chairman of the Board of Directors
Brent Stumme	2006	209,000	39,969	8,710	135,000	9,028	401,707
Chief Financial Officer and Senior Vice President, Finance and Administration
Wayne Warthen	2006	205,200	35,206	14,832	52,000	9,028	316,266
Chief Technology Officer and Senior Vice President, Information Technology
Jason Greenman	2006	209,000	22,620	16,755	85,000	9,028	342,403
Chief Product Officer and Senior Vice President, Business and Product Development
Thomas Byrne	2006	209,000	63,240	22,982	135,000	9,028	439,250
Chief Marketing Officer and Senior Vice President, Marketing and Sales

(1)	The amounts in this column reflects the dollar amounts, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus include amounts from option awards granted in and prior to 2006. Information regarding the valuation assumptions used in the calculation of the amounts shown for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2007.

(2)	Represents amounts earned for 2006 performance under our Cash Bonus Plan. These bonus amounts were reviewed and recommended by the Compensation Committee and approved by the Board in January 2007.

(3)	Represents (i) a match to employee contributions under the Company’s 401(k) Plan, and (ii) a life insurance premium in the amount of $228 for each named executive officer paid by the Company.

Grants of Plan-Based Awards Table

					All Other
					Option
					Awards:	Exercise or	Grant Date
					Number of	Base Price of	Fair Value of
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Securities	Option	Stock and
		Threshold	Target	Maximum	Underlying	Awards	Option
Name	Grant Date	($)	($)	($)(1)	Options (#)	($/Sh)	Awards ($)(2)

Richard J. Boyle	1/20/2006	0	78,525	150,000	250,000	$4.075	$563,925
Brent Stumme	1/20/2006	0	41,800	135,000	51,770	$4.075	$116,778
Wayne Warthen	1/20/2006	0	41,040	52,000	51,770	$4.075	$116,778
Jason Greenman	1/20/2006	0	41,800	85,000	71,310	$4.075	$160,854
Thomas Byrne	1/20/2006	0	41,800	135,000	88,662	$4.075	$199,995

(1)	Amounts reported as “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards — Maximum” reflect actual amounts paid to our named executive officers as bonuses under our cash bonus plan with regard to 2006 and which are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The value of the stock and option awards has been computed in accordance with FAS 123(R) which requires that we recognize as compensation expense the value of all stock-based awards granted to employees in exchange for services over the requisite service period. For more information, see Note 8 in the Notes to Financial Statements contained in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal 2006:

	Option Awards				Stock Awards
	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Unexercised	Option		Shares or Units	Shares or Units
	Options	Options	Exercise	Option	of Stock That	of Stock That
	(#)	(#)	Price	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)	($)(2)

Richard Boyle	41,667	208,333	$4.075	1/19/2016	122,198	1,830,526
Brent Stumme	3,235	48,535	$4.075	1/19/2016	91,645	1,372,843
Wayne Warthen	6,471	45,299	$4.075	1/19/2016	60,702	909,316
Jason Greenman	7,428	63,882	$4.075	1/19/2016	75,725	1,134,361
Thomas Byrne	9,235	79,427	$4.075	1/19/2016	57,263	857,800

(1)	All such options vest 1/48th per month for four years from the vesting commencement date.

(2)	Based upon the closing sale price for the common stock on the Nasdaq Global Market on December 29, 2006 of $14.98 per share.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock options during fiscal 2006. The following table sets forth information regarding shares of common stock acquired vesting of restricted stock awards by our Named Executive Officers during fiscal 2006:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Richard Boyle	0	0	78,504	714,190
Brent Stumme	0	0	62,940	608,761
Wayne Warthen	0	0	55,440	546,742
Jason Greenman	0	0	35,616	361,695
Thomas Byrne	0	0	110,652	741,584

(1)	The value realized equals the market value of LoopNet common stock on the vesting date, multiplied by the number of shares that vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

The following “Report of the Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2006 with the Company’s management and the registered public accounting firm;

•	discussed with Ernst & Young LLP, the Company’s registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Ernst & Young are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission; and

•	instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
Thomas E. Unterman (Chair through March 15, 2007)
William Byrnes (Chair after March 15, 2007)
Dennis Chookaszian

ADDITIONAL INFORMATION

Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for recommendations of candidates for election to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder most have given written notice to our Secretary at 185 Berry Street, Suite 4000, San Francisco, CA 94107, not later than 90 days and not more than 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the 90th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. In addition to these timing requirements, any stockholder proposal to be brought before the annual meeting must set forth: (a) a brief description of the business desired to be brought before the meeting, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the number of shares of the Company’s Common Stock that are beneficially owned by the stockholder. (d) any material interest of such stockholder in such business; and (e) any additional information that is required to be provided by the stockholder pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  In addition to the requirements stated above, our stockholders who wish to submit proposals for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the 1934 Act. For such proposals to be to be included on our proxy materials next year relating to our 2008 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 18, 2007. Such proposals must be delivered to our Secretary, c/o LoopNet, Inc., 185 Berry Street, Suite 4000, San Francisco, CA 94107.

Other Matters

The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the person named on the proxy card will vote of those matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS.

Brent Stumme
Chief Financial Officer, Senior Vice President,
Finance and Administration and Secretary

San Francisco, California
April 16, 2007

APPENDIX A

2006 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan.

The purpose of this Plan is to encourage ownership in LoopNet, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b)  “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)  “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d)  “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e)  “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f)  “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g)  “Board” means the Board of Directors of the Company.

(h)  “Cause” means (i) any criminal act by the Awardee which is punishable by imprisonment of twelve (12) months or more, (ii) any act of fraud or dishonesty committed by the Awardee in the course of his or her employment or (iii) the Awardee’s continued refusal to perform the material duties of his or her employment after written notice has been provided to the Awardee.

(i)  “Change in Control” means any of the following, unless the Administrator provides otherwise:

i.  any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii.  the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii.  the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv.  the dissolution or liquidation of the Company,

v.  a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

vi.  any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(j)  “Code” means the United States Internal Revenue Code of 1986, as amended.

(k)  “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l)  “Common Stock” means the common stock of the Company.

(m)  “Company” means LoopNet, Inc., a Delaware corporation, or its successor.

(n)  “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(o)  “Conversion Award” has the meaning set forth in Section 4(b)(xi) of the Plan.

(p)  “Director” means a member of the Board.

(q)  “Effective Date” means the effective date of the underwriting agreement entered into in connection with the initial public offering of the Company’s Common Stock by the Company and the underwriters managing the initial public offering of the Company’s Common Stock pursuant to the underwriting agreement’s terms.

(r)  “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(s)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)  “Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing sales price on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(u)  “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to this Plan.

(v)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)  “Insider Director” means a Director who is an Employee.

(x)  “Nasdaq” means the Nasdaq National Market or its successor.

(y)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)  “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(bb)  “Outside Director” means a Director who is not an Employee.

(cc)  “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(dd)  “Plan” means this LoopNet, Inc. 2006 Equity Incentive Plan.

(ee)  “Qualifying Performance Criteria” shall have the meaning set forth in Section 12(b) of the Plan.

(ff)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(gg)  “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.

(hh)  “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ii)  “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj)  “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(kk)  “Termination of Employment” shall mean ceasing to be an Employee or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(ll)  “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.	Stock Subject to the Plan.

(a)  Aggregate Limits.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 7,000,000 shares of Common Stock. This maximum number of Shares shall be cumulatively increased on the first day of each of the Company’s fiscal years beginning in fiscal year 2007 and for five (5) more years thereafter by the least of (i) 1,800,000 Shares, (ii) 4% of the Company’s outstanding Shares as of the last day of the preceding fiscal year or (iii) a number of Shares determined by the Board.

Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall not become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b)  Code Section 162(m) Limits.  Subject to the provisions of Section 13 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 2,000,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 2,000,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 13(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.	Administration of the Plan.

(a)  Procedure.

i.  Multiple Administrative Bodies.  The Plan shall be administered by the Board, a Committee and/or their delegates.

ii.  Section 162.  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii.  Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv.  Other Administration.  The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

v.  Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi.  Nasdaq.  In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b)  Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.  to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii.  to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii.  to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iii.  to approve forms of Award Agreements for use under the Plan;

iv.  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

v.  to correct administrative errors;

vi.  to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

vii.  to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

viii.  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

ix.  to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 14 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

x.  to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xi.  to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xii.  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiii.  to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xiv.  to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xv.  to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)  Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.	Term of Plan.

The Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 14 of the Plan.

7.	Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)  Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)  Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i.  In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii.  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii.  Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c)  No Option Repricings.  Other than in connection with a change in the Company’s capitalization (as described in Section 13(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(d)  Vesting Period and Exercise Dates.  Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e)  Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i.  cash;

ii.  check or wire transfer (denominated in U.S. Dollars);

iii.  subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv.  consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v.  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vi.  any combination of the foregoing methods of payment.

(f)  Effect of Termination on Options

i.  Generally.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii) and (iii) below, any outstanding Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii.  Disability of Awardee.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii.  Death of Awardee.  Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 15 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv.  Other Terminations of Employment.  The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

(g)  Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

9.	Incentive Stock Option Limitations/Terms.

(a)  Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b)  $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)  Transferability.  An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d)  Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e)  Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Exercise of Option.

(a)  Procedure for Exercise.

i.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii.  An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii.  An Option may not be exercised for a fraction of a Share.

(b)  Rights as a Stockholder.  The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.	Stock Awards.

(a)  Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)  Restrictions and Performance Criteria.  The grant, issuance, retention and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c)  Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d)  Rights as a Stockholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual stockholder.

(e)  Stock Appreciation Rights.

i.  General.  Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii.  Exercise of Stock Appreciation Right.  Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii.  Nonassignability of Stock Appreciation Rights.  Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.	Other Provisions Applicable to Awards.

(a)  Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)  Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c)  Certification.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)  Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

13.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) each of the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)  Change in Control.  In the event there is a Change in Control of the Company, as determined by the Board or a Committee, each outstanding Award shall be assumed or an equivalent award or right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event of a Change in Control and such successor corporation does not assume or substitute Awards in connection with the Change in Control, the vesting and exercisability of each outstanding Award shall accelerate such that the Awards shall become vested and exercisable as to one hundred percent (100%) of the otherwise then unvested Shares, and any repurchase right of the Company applicable to any Shares shall lapse as to one hundred percent (100%) of the Shares otherwise subject to such repurchase right immediately prior to consummation of the Change in Control, in each case effective as of immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a Change in Control in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event (i) of a Change in Control, and (ii) a Participant holding an Award assumed or substituted by the successor corporation in the Change in Control, or holding restricted Shares issued upon exercise of an Award with respect to which the successor corporation has succeeded to a repurchase right as a result of the Change in Control, is either not offered full-time employment with the successor corporation upon general terms and conditions (such as duties, responsibilities, location of employment and compensation, including without limitation the continued vesting of the Award in accordance with its terms) not materially less favorable to the Participant than the terms and conditions of the Participant’s employment with the Company prior to the Change in Control or such employment is offered and accepted by the Participant (upon such general terms and conditions) but such employment is terminated by the successor corporation within twelve (12) months after the Change in Control without Cause, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become exercisable as to fifty percent (50%) of the otherwise unvested Shares as of the date of termination, and any repurchase right applicable to any Shares shall lapse as to fifty percent (50%) of the Shares as to which the repurchase right has not otherwise lapsed as of the date of termination. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of termination of the Participant’s employment or service relationship.

For purposes of this Section 13(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 13(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

14.	Amendment and Termination of the Plan.

(a)  Amendment and Termination.  The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i.  materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 of the Plan;

ii.  reduce the minimum exercise price at which Options may be granted under the Plan;

iii.  result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 13 of the Plan; or

iv.  change the class of persons eligible to receive Awards under the Plan.

(b)  Effect of Amendment or Termination.  No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)  Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

15.	Designation of Beneficiary.

(a)  An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)  Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

17.	Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.	Governing Law; Interpretation of Plan and Awards.

(a)  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b)  In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)  The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)  The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)  All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f)  Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)  The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)  Tax Consequences.  Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

23.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Form of Proxy Card
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Daylight Time, on May 23, 2007.
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com

•	Follow the steps outlined on the secured website.
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•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

     Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors

	For	Withhold		For	Withhold
01 - William Byrnes*	☐	☐	02 - Thomas E. Unterman*	☐	☐
*	Each to serve for a three-year term that expires at the 2010 Annual Meeting or until their respective successors have been elected and qualified.
B Issues

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Ernst & Young as LoopNet, Inc.’s independent registered public accountant.	☐	☐	☐	3.	To approve the material provisions of the 2006 Equity Incentive Plan.	☐	☐	☐
C Non-Voting Items

Change of Address — Please print your new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

     Proxy — LoopNet, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. Boyle, Jr., LoopNet’s President, Chief Executive Officer and Chairman of the Board of Directors, and Brent Stumme, LoopNet’s Chief Financial Officer and Senior Vice President of Finance and Administration, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of LoopNet, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on April 2, 2007, at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 185 Berry Street, Lobby 2, Room 100, San Francisco, CA 94107 at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 23, 2007, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 16, 2007, and a copy of LoopNet Inc.’s 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of LoopNet Inc., gives notice of such revocation. This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT, FOR THE APPROVAL OF THE MATERIAL TERMS OF THE 2006 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.